                                                                    EXHIBIT 4.22


                                                                [Draft--7/31/97]

                               DEPOSIT AGREEMENT
                          dated as of __________, 19__
                                     among
                       CLEAR CHANNEL COMMUNICATIONS, INC.
                            a Delaware corporation,
                 __________, a {national banking association},
                                and the holders
                   from time to time of the Depositary Shares
                               described herein.


       WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of _____ Preferred Stock, Series __, $.01 par value, of CLEAR CHANNEL COMMUNICATIONS, INC. with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) in respect of the Stock (as hereinafter defined) so deposited.

       NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

       The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

       "Certificate" shall mean the certificate of designations filed with the Secretary of State of Delaware establishing the Stock as a series of preferred stock of the company.

       "Company" shall mean Clear Channel Communications, Inc., a Texas corporation, and its successors.

       "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

       "Depositary" shall mean __________, a {national banking association}, and any successor as Depositary hereunder.

       "Depositary Shares" shall mean Depositary Shares, each representing a one-{half} interest in a share of the Stock and evidenced by a Receipt.
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                                                                               2




       "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

       "Depositary's Office" shall mean the office of the Depositary at __________, __________, __________, at which at any particular time its depositary receipt business shall be administered.

       "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form.

       "Record Holder" as applied with respect to a Depositary Share shall mean the person in whose name a Receipt evidencing such Depositary Share is registered on the books of the Depositary maintained for such purpose.

       "Registrar" shall mean any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

       "Stock" shall mean shares of the Company's _____ Preferred Stock, Series __, $.01 par value.


                                   ARTICLE 2

                      FORM OF RECEIPTS, DEPOSIT OF STOCK,
                       EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

       2.1           Form and Transfer of Receipts.  Definitive Receipts shall
be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Deposition Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the third paragraph of Section 2.2, without charge to the
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                                                                               3

holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

       Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

       Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

       Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Depositary Share shall be registered on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any
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                                                                               4

notice provided for in this Deposit Agreement and for all other purposes.

       2.2 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares relating to such deposited Stock.

       Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

       Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares relating to the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

       Other than in the case of splits, combinations or other
reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than __________ shares of Stock.
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                                                                               5

       2.3 Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such proposed redemption, by first class mail, postage prepaid not less than 40 or more than 70 days prior to the date fixed for redemption of Stock in accordance with Section {3(b)} of the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends thereon, the Depositary shall redeem the Depositary Shares relating to such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the Record Holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accrue and accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot, pro rata or such other method as may be determined by the Depositary to be equitable.

       Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue and accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to
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                                                                               6

receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to the proportionate part of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, paid with respect to such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

       If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

       2.4 Registration of Transfers of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Depositary Shares upon any surrender of the Receipt or Receipts evidencing such Depositary Shares by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

       2.5 Split-ups and Combinations of Receipts; Surrender of Depositary Shares and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up of combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

       Any holder of Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, underlying such
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                                                                               7

Depositary Shares by surrendering Receipts evidencing such Depositary Shares at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, underlying the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Receipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a number of whole shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 3.2) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

       If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Depositary Shares evidenced by the Receipts being surrendered for withdrawal of stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

       Delivery of the Stock and money and other property, if any, underlying the Depositary Shares surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

       2.6 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that
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                                                                               8

the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

       The delivery of Receipts against Stock may be suspended, the registration of transfer of Depositary Shares may be refused and the registration of transfer, surrender or exchange of outstanding Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

       2.7 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, or the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it.

       2.8 Cancellation and Destruction of Surrendered Receipt. All Receipts surrendered to the Depositary or any Depositary's agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.


                                   ARTICLE 3

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                          OF RECEIPTS AND THE COMPANY

       3.1 Filing Proofs, Certificates and Other Information. Any holder of a Depositary Share may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Share or the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

       3.2 Payment of Taxes or Other Governmental Charges. Holders of Depositary Shares shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Depositary Share or any withdrawal of Stock and delivery of all money or other property, if any, underlying such Depositary Share may be refused until any such payment due is made, and any dividends or other distributions may be withheld or all or any part of the Stock or other property relating to such Depositary Shares and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Share remaining liable for any deficiency.

       3.3 Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.


                                   ARTICLE 4

                       THE DEPOSITED SECURITIES; NOTICES

       4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distributions as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders or Depositary Shares then outstanding.

       4.2 Distributions Other than Cash. Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to the Record Holders of Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or governmental charge) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part hereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel to the effect that such securities have been registered under the Securities Act of 1933 or do not need to be registered.

       4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Depositary Shares in such manner as the Depositary may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges unless the Company shall have provided an opinion of counsel to the effect that such rights, preferences or privileges have been registered under the Securities Act of 1933 or do not need to be registered.

       If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities to use its best efforts to take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holder of Depositary Shares any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provision of such Act.

       If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to the holders of Depositary Shares, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

       4.4 Notice of Dividends, etc.; Fixing of Record Date for Holders of Depositary Shares. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote, or of which holders of Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Shares who shall be entitled to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to receive notice of such meeting.

       4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Depositary Shares a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement informing holders of Depositary Shares that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Shares on the record date established in accordance with Section 4.4, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock underlying the Depositary Shares as to which any particular voting or consent instructions are received. The

(i) all outstanding Depositary Shares shall have been redeemed and any accumulated and unpaid dividends on the Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Receipts are entitled under the terms of such Receipts or this Deposit Agreement, have been paid or distributed as provided in this Deposit Agreement or provision therefor has been duly made pursuant to Section 2.3 or
(ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.1 or 4.2, as applicable.

       Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agents and any Registrar under Sections 5.6 and 5.7.


                                   ARTICLE 7

                                 MISCELLANEOUS

       7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

       7.2 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

       7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

       7.4 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at

One California Street, San Francisco, California 94111 to the attention of the Senior Vice President, Legal, External Affairs and Secretary, or at any other address of which the Company shall have notified the Depositary in writing.

       Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter,
addressed to the Depositary at the Depositary's office at           ,
          ,           , or at any other address of which the Depositary shall
have notified the Company in writing.

       Any and all notices to be given to any Record Holder of a Depositary Share hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

       Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Depositary Share, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

       7.5 Depositary's Agents. The Depositary may from time to time, with the prior written approval of the Company, appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

       7.6 Holders of Receipts Are Parties. The holders of Depositary Shares from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts evidencing such Depositary Shares by acceptance of delivery thereof.

       7.7 Governing Law. THIS DEPOSIT AGREEMENT AND RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF {NEW YORK}.

       7.8 Inspection of Deposit Agrement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's office and the respective offices of the Depositary's Agents, if any, by any holder of a Depositary Share.

       7.9 Headings. The headings of articles and sections in this Deposit Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.


       IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Depositary Shares shall become parties hereto by and upon an acceptance by them of delivery of Receipts evidencing such Depositary Shares and issued in accordance with the terms hereof.



                                      CLEAR CHANNEL COMMUNICATIONS, INC.


                                      By
                                         ---------------------------------------
                                          {Name and Title}


                                          {Name of Depositary}


                                      By
                                         ---------------------------------------
                                          Authorized Officer

                                                                       EXHIBIT A

                           FORM OF DEPOSITARY RECEIPT
                             FOR DEPOSITARY SHARES

                       {GENERAL FORM OF FACE OF RECEIPT}


NUMBER                                                         DEPOSITARY SHARES

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                    REPRESENTING __________ PREFERRED STOCK

                       CLEAR CHANNEL COMMUNICATIONS, INC.

              Incorporated under the laws of the State of Delaware
                    This Depositary Receipt is transferable
                           in the City of __________


       __________, as Depositary (the "Depositary"), hereby certifies that
__________ is the registered owner of __________ Depositary Shares ("Depositary Shares"), each Depositary Share representing __________ of one share of __________ Preferred Stock, Series __, par value $.01 per share (the "Stock"), of Clear Channel Communications, Inc., a Delaware corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of __________, 199_ (the "Deposit Agreement"), between the Company, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agrement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agrement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary

Receipts by the manual signature of a duly authorized officer thereof.



       Dated:                      Depositary


                                           By:
                                               ---------------------------------
                                                  Authorized Officer

                                   Registrar


                                           By:
                                               ---------------------------------

                      {GENERAL FORM OF REVERSE OF RECEIPT}

       Clear Channel Communications, Inc. will furnish without charge to each receiptholder who so requests a copy of the Deposit Agreement and a statement or summary of the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof which Clear Channel Communications, Inc. is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the Secretary of Clear Channel Communications, Inc.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

       TEN COM -     as tenants in common
       TEN ENT -     as tenants by the entireties
       JT TEN  -     as joint tenants with right survivorship and not as
                     tenants in common
       UNIF GIFT MIN ACT - __________ Custodian _________
                            (Cust)               (State)

       Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell(s), assign(s) and transfer(s) onto _________
                                         (Please insert social security
                                         or other identifying number of
                                         Assignee)

Please print or type Name and address including postal Zip Code of Assignee

__________ Depositary Shares represented by the within receipt and all rights thereunder, and do hereby irrevocably constitute and appoint __________ Attorney to transfer said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.

Dated:  __________

NOTICE: The signature to this assignment must correspond with the name as written on the face of this instrument in every particular, without alteration or enlargement or any change whatever.